Exhibit 23(d)

[MILLER AND LENTS, LTD. LETTERHEAD]

CONSENT OF OIL AND GAS CONSULTANT

As oil and gas consultants, we hereby consent to the use of our name and our report dated October 5, 2000 in this Form 10-K, incorporated by reference into Peoples Energy Corporation's previously filed Registration Statement File Nos. 2-82760, 33-6369, 333-17701, 33-63193 and 333-09993.

MILLER AND LENTS, LTD.

By /s/ Christopher A. Butta
Christopher A. Butta
Senior Vice President

Houston, Texas

December 14, 2000